Exhibit 10.1

NOTE EXTENSION AGREEMENT

This Note Extension Agreement (this “Agreement”) is dated as of May __, 2017 between Truli Media Group, Inc., a Delaware corporation (the “Company”), and each of the investors identified on the signature pages hereto (including their respective successors and assigns, each, a “Investor,” and collectively, the “Investors”).

WHEREAS, the Company sold to each Investor and each Investor, severally and not jointly, purchased from the Company a convertible promissory note (the “Note”) (the Note and the securities into which each is convertible or exercisable, as applicable, the “Securities”); and

WHEREAS, the Principal Amount outstanding under the Notes was payable in cash on April 8, 2017; and

WHEREAS, the Company desires to extend the Maturity Date of the Notes and each Investor desires, severally and not jointly, to extend such Maturity Date subject to the terms and conditions contained herein.

NOW THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and theInvestors agree as follows:

1.                  Definitions. All capitalized terms not defined herein shall have the definition contained in the Notes.

2.                  Extension of Maturity Date. The Principal Amount outstanding plus accrued and unpaid interest under the Notes shall be payable in cash on the earlier of: (i) October 8, 2017 (the “New Maturity Date”) or (ii) the occurrence of an Event of Default.

3.                  Interest Rate. Each Note will continue to bear interest at the rate of 10% per annum (the “Interest Rate”) until paid in full or converted as provided in such Note.

4.                  Conversion. The Investor shall have the right to convert the Notes prior to the New Maturity Date.

5.                  Prepayment. The Company shall not have the right to prepay the Notes.

6.                  No Other Changes to Notes. All provisions of the Notes not expressly modified or amended by the terms contained herein shall remain in full force and effect.

7.                  Waiver by Investors. Subject to the terms and conditions of this Agreement, the Investors hereby waive all prior and currently existing Events of Default with respect to the Notes.

8.                  Counterparts. This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

Company Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TRULI MEDIA GROUP, INC.

By:
Name:
Title:

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Investor Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[PURCHASER]

By:
Name:
Title:

3